FORM OF INVESTMENT ADVISORY AGREEMENT

Kinetics Paradigm Corporation

AGREEMENT made as of _________, 2018 between KINETICS PARADIGM CORPORATION (the “Company”), a Delaware Corporation and a wholly-owned subsidiary of Kinetics Paradigm Portfolio (the “Portfolio”), a series of Kinetics Portfolios Trust, a Delaware business trust (the "Trust"), and KINETICS ASSET MANAGEMENT LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Trust is an open-end management investment company, registered under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust, on behalf of the Company, desires to retain the Adviser to render certain investment advisory services to the Company pursuant to the terms and provisions of this Agreement, and the Adviser is willing to render such services; and

NOW, THEREFORE, in consideration of the covenants and mutual premises hereinafter set forth, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

SECTION 1. APPOINTMENT.  The Company desires to employ the capital of the Company by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the provisions of the Certificate of Incorporation and Bylaws of the Company, as may be amended from time to time, and in the Portfolio’s Prospectus and Statement of Additional Information as from time to time in effect (the “Prospectus” and “Statement of Additional Information,” respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust and the Board of Directors of the Company.  Copies of the Portfolio’s Prospectus and Statement of Additional Information have been or will be submitted to the Adviser.  The Company desires to employ and hereby appoints the Adviser to act as investment adviser to the Company.  The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

SECTION 2. DELIVERY OF DOCUMENTS.  The Trust has furnished the Adviser with copies properly certified or authenticated of each of the following:

(a) Resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and the execution and delivery of this Agreement; and

(b) A Prospectus and Statement of Additional Information relating to each class of shares representing interests in the Portfolio of the Trust.

The Trust will promptly furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

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In addition to the foregoing, the Trust will also provide the Adviser with copies of the Company’s Certificate of Incorporation and Bylaws, and any service contracts related to the Company, and will promptly furnish the Adviser with any amendments of or supplements to such documents.

SECTION 3. MANAGEMENT.

(a ) Subject to the supervision of the Board of Directors of the Company and subject to Section 3 (b) below, the Adviser will:

1.  act in strict conformity with the provisions of Delaware law, the 1940 Act (to the extent required by law) and the Investment Advisers Act of 1940, as the same may from time to time be amended (the “Advisers Act”) to the extent applicable,

2.  provide for the overall management of the Company including (i) the provision of a continuous investment program for the Company, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Company, (ii) the determination from time to time of the securities and other investments to be purchased, retained, or sold by the Company, and (iii) the placement from time to time of orders for all purchases and sales made for the Company.

The Adviser will provide the services rendered by it hereunder in accordance with the Company's investment objective, restrictions and policies.  The Adviser further agrees that it will render to the Company's Board of Directors and the Trust’s Board of Trustees such periodic and special reports regarding the performance of its duties under this Agreement as each Board may reasonably request.  The Adviser agrees to provide to the Company (or its agents and service providers) prompt and accurate data with respect to the Company's transactions and, where not otherwise available, the daily valuation of securities in the Company.

(b) Sub-Advisers.  The Adviser may delegate certain of its responsibilities hereunder with respect to provision of the investment advisory services set forth in Section 3(a) above to one or more other parties (each such party, a “Sub-Adviser”).  Such Sub-Adviser may (but need not) be affiliated with the Adviser.

Any delegation of services pursuant to this Section 3(b) shall be subject to the following conditions:

1. Any fees or compensation payable to any Sub-Adviser shall be paid by the Adviser and no additional obligation may be incurred on the Company’s behalf to any Sub-Adviser; except that any Company expenses that may be incurred by the Adviser and paid by the Company to the Adviser directly may be incurred by the Sub-Adviser and paid by the Company to the Sub-Adviser directly, so long as such payment arrangements are approved by the Company and the Adviser prior to the Sub-Adviser’s incurring such expenses.

2. If the Adviser delegates its responsibilities to more than one Sub-Adviser, the Adviser shall be responsible for assigning to each Sub-Adviser that portion of the assets of the Company for which the Sub-Adviser is to act as Sub-Adviser, subject to the approval of the Company’s Board of Directors and the Trust’s Boards of Trustees.
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3. To the extent that any obligations of the Adviser or any Sub-Adviser require any service provider of the Company to furnish information or services, such information or services shall be furnished by the Company’s service providers directly to both the Adviser and any Sub-Adviser.

SECTION 4. BROKERAGE.  Subject to the Adviser's obligation to obtain best price and execution, the Adviser shall have full discretion to select brokers or dealers to effect the purchase and sale of securities.  When the Adviser places orders for the purchase or sale of securities for the Company, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Company directly or indirectly.  Without limiting the generality of the foregoing, the Adviser is authorized to cause the Company to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Company or who otherwise provide brokerage and research services utilized by the Adviser, provided that the Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Adviser's overall responsibilities with respect to accounts as to which the Adviser exercises investment discretion.  The Adviser may aggregate securities orders so long as the Adviser adheres to a policy of allocating investment opportunities to the Company over a period of time on a fair and equitable basis relative to other clients.

SECTION 5. CONFORMITY WITH LAW; CONFIDENTIALITY.  The Adviser further agrees that it will comply with all applicable rules and regulations of all regulatory agencies having jurisdiction over the Adviser in the performance of its duties hereunder.  The Adviser will treat confidentially and as proprietary information of the Company all records and other information relating to the Company and prior, present, or potential shareholders (except with respect to clients of the Adviser) and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply with a request for records or other information relating to the Company, the Adviser may comply with such request prior to obtaining the Company’s written approval, provided that the Adviser has taken reasonable steps to promptly notify the Company, in writing, upon receipt of the request.

SECTION 6. SERVICES NOT EXCLUSIVE.  The Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Company.

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Nothing in this Agreement shall limit or restrict the Adviser or any of its Trustees, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account.  The Company acknowledges that the Adviser and its Trustees, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Company.  The Adviser shall have no obligation to acquire for the Company a position in any investment which the Adviser, its Trustees, officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

SECTION 7. BOOKS AND RECORDS.  In compliance with the requirements of Rule 3la‑3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Portfolio and the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.  The Adviser further agrees to preserve for the periods prescribed by Rule 3la‑2 under the 1940 Act the records required to be maintained by Rule 3la‑1 under the 1940 Act.

SECTION 8. EXPENSES.  During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.  The Company shall bear all of its own expenses not specifically assumed by the Adviser.  Expenses borne by the Company shall include, but are not limited to, the following:  (a) the cost (including brokerage commissions) of securities purchased or sold by the Company and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Company by the Adviser; (c) fees and expenses incident to its status as a Delaware corporation; (d) fees and salaries payable to the Company's Directors and officers; (e) taxes (including any income or franchise taxes) and governmental fees; (f) costs of any liability and other insurance or fidelity bonds; (g) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company for violation of any law; (h) legal, accounting and auditing expenses; (i) charges of custodians and other agents; (j) any extraordinary expenses; and (k) costs of independent pricing services to value the Company's investments.

SECTION 9. VOTING.  The Adviser shall have the authority to exercise voting rights in respect of portfolio securities and other investments for the Company, subject to such policies and procedures as the Board of Trustees of the Trust may adopt from time to time.

SECTION 10. RESERVATION OF NAME.  The Adviser shall at all times have all rights in and to the Company’s name and all investment models used by or on behalf of the Company.  The Adviser may use the Company’s name or any portion thereof in connection with any other fund or business activity without the consent of any shareholder and the Company shall execute and deliver any and all documents required to indicate the consent of the Company to such use. The Company hereby agrees that in the event that neither the Adviser nor any of its affiliates acts as investment adviser to the Company, the name of the Company will be changed to one that does not suggest an affiliation with the Adviser.

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SECTION 11. COMPENSATION.  The Adviser recognizes that it receives compensation for performing investment advisory services for the Portfolio pursuant to a separate investment advisory agreement with the Portfolio and agrees to receive no additional compensation for rendering its services to the Company under this Agreement.

SECTION 12. LIMITATION OF LIABILITY.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”).  The Company will indemnify the Adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Adviser.  Indemnification shall be made only following:  (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Company nor parties to the proceeding ("disinterested non-party Trustees") or (b) an independent legal counsel in a written opinion.  The Adviser shall be entitled to advances from the Company for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the applicable law.  The Adviser shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met:  (a) the Adviser shall provide a security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party Trustees, or independent legal counsel, in a written opinion, shall have determined, based upon a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification.

The limitations on liability and indemnification provisions of this Section 12 shall not be applicable to any losses, claims, damages, liabilities or expenses arising from the Adviser's rights to the Company’s name.  The Adviser shall indemnify and hold harmless the Company for any claims arising from the use of the term “Kinetics” in the name of the Company.
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SECTION 13. DURATION AND TERMINATION.  This Agreement shall become effective with respect to the Company as of the date first above written and, unless sooner terminated as provided herein, shall continue with respect to the Company until ______ , 2020. Thereafter, if not terminated, this Agreement shall continue with respect to the Company for successive annual periods ending on __________, provided such continuance is specifically approved at least annually (a) by the vote of the Board of Directors of the Company and by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company and the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Company; provided, however, that this Agreement may be terminated with respect to the Company at any time, without the payment of any penalty, by the Board of Directors of the Company, the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Company, on 60 days' prior written notice to the Adviser, or by the Adviser at any time, without payment of any penalty, on 60 days' prior written notice to the Company.  This Agreement will immediately terminate in the event of its assignment.  (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).

SECTION 14. AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and, unless otherwise permitted by the 1940 Act, no amendment of this Agreement affecting the Company shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Company.

SECTION 15. MISCELLANEOUS.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

SECTION 16. NOTICE. All notices hereunder shall be given in writing and delivered by hand, national overnight courier, facsimile (provided written confirmation of receipt is obtained and said notice is sent via first class mail on the next business day) or mailed by certified mail, return receipt requested, as follows:

If to the Company:

Kinetics Paradigm Corporation
c/o Kinetics Portfolios Trust
470 Park Avenue South
New York, New York 10016

Attention: Jay Kesslen

If to the Adviser:

Kinetics Asset Management LLC
470 Park Avenue South
New York, New York 10016

Attention: [______________]

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The effective date of any notice shall be (i) the date such notice is sent if such delivery is effected by hand or facsimile, (ii) one business day after the date such notice is sent if such delivery is effected by national overnight courier; or (iii) the fifth (5th) Business Day after the date of mailing thereof.

SECTION 17. GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

SECTION 18. COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

KINETICS PARADIGM CORPORATION

By:
Name:
Title:

KINETICS ASSET MANAGEMENT LLC

By:
Name:
Title:

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